UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

SPARTAN STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to the Indenture, dated May 30, 2007 (the “Indenture”), between Spartan Stores, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, pursuant to which the Company issued and sold $110,000,000 aggregate principal amount of the Issuer’s 3.375% Convertible Senior Notes due 2027 (the “Convertible Notes”). The Indenture was filed as Exhibit 4.01 to the Company’s Current Report on Form 8-K filed with the Commission on May 30, 2007.

On January 4, 2013, the Company called all of the remaining outstanding $57.4 million aggregate principal amount of Convertible Notes for redemption on March 1, 2013 (the “Redemption Date”). Convertible Notes called for redemption became due and payable on the Redemption Date at a cash redemption price of 100.96% of the principal amount of the Convertible Notes, plus accrued and unpaid interest (and other amounts that may be payable under the Indenture), up to, but not including, the Redemption Date.

Convertible Notes called for redemption may be converted at any time before the close of business on February 28, 2013. The conversion rate is 28.296406 shares of common stock per $1,000 principal amount of Convertible Notes, an adjustment from the initial conversion rate of 28.0310 shares of common stock per $1,000 principal amount of Convertible Notes.

Item 7.01.	Regulation FD Disclosure

On January 4, 2013, the Company issued the press release attached to this report as Exhibit 99.1 and is incorporated here by reference. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated January 4, 2013.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2013	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release dated January 4, 2013.